i2 Technologies, Inc. i2 Technologies, Inc. 2 nd Quarter 2008 Financial Review August 7, 2008 EXHIBIT 99.2

© 2008 i2 Technologies, Inc.
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Safe Harbor Language
•
During our commentary and during the question and answer session, we will make estimates and forward-looking statements that are the current beliefs and opinions of certain members of i2 management.  These statements are indicated by such terms as plans to, preliminary, goal, will, believe, targeting, expect, anticipate, intend and likely.  They may include statements regarding the objectives and timing of the Strategic Review
Committee’s actions and the company’s ability to enhance shareholder value.  They may also include statements regarding future revenues or expenses, earnings, operations and cash flows, as well as statements regarding demand for the company’s solutions and the company’s ability to achieve its targets, goals and initiatives.
•
We can give no assurance regarding the achievement of these forward-
looking statements, as they are only estimates, and the actual outcomes may be significantly different.  Additionally, we expect that some of these forward-looking statements will change in the normal course of our business, and the company expressly disclaims any current intention to update forward-looking statements that we may make on today’s call.
•
Please refer to the “Forward-Looking Statements” portion of the MD&A section and the “Risk Factors” section of our most recent 10-Q and 10-K filings with the SEC, which are available on our web site.

© 2008 i2 Technologies, Inc.
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Financial Highlights – 2
nd
Quarter 2008
Bookings
Total bookings of $64.1M, including software solutions bookings of $8.3M
Total revenue of $64.7M
Net income and diluted EPS applicable to common stockholders
Net income Diluted EPS
GAAP $80.7M $3.05
Less: patent settlement, net 81.9M 3.09
Add: stock option expense 2.0M 0.07
Non-GAAP * $  0.8M $0.03
Cash flow from operations of $11.5M; year-to-date cash flow from operations of $20.4M
Total cash balance, including restricted cash, of $149.7M; greater than the face value of total debt ($86.3M), by $63.4M
* Amounts may not add due to rounding

© 2008 i2 Technologies, Inc.
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Summary Income Statement
($mils, except per share amounts;
Amounts are unaudited)
Amounts may not add due to rounding
2Q - 08 2Q - 07 YTD 08 YTD 07
Total revenue 64.7 $    65.0 $    127.3 $       130.6 $
Operating revenue (excluding contract revenue) 64.7 65.0 127.3 128.1
Costs and expenses, sub-total 60.7 61.7 117.8 121.8
Intellectual property settlement, net (81.3) 0.0 (79.9) 0.0
Total (benefit) costs and expenses (20.6) 61.7 37.9 121.8
Operating income 85.3 3.3 89.4 8.8
Non-operating expense, net (1.1) (0.2) (0.7) (0.6)
Income before income taxes 84.2 3.1 88.7 8.2
Income taxes 2.7 0.7 3.8 1.6
Net income 81.5 2.3 84.9 6.6
Preferred stock dividend and accretion of discount 0.8 0.8 1.6 1.5
Net income applicable to common stockholders 80.7 $    1.6 $       83.3 $         5.1 $
Diluted EPS applicable to common stockholders 3.05 $    0.06 $    3.15 $         0.19 $

© 2008 i2 Technologies, Inc.
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Summary Balance Sheet
($mils; Amounts are unaudited)
Jun. 30 Mar. 31 Dec. 31
2008 2008 2007
Current Assets
Cash, equivalents & restricted 149.7 $ 138.9 $ 129.4 $
Accounts receivable, net 29.0 27.4 25.1
Other current assets 91.9 10.8 7.7
Total current assets 270.6 177.1 162.3
Total non-current assets 36.9 38.6 39.9
Total Assets 307.5 $ 215.7 $ 202.2 $
Current Liabilities
Accounts payable and accrued liabs. 21.7 $   21.8 $   19.4 $
Accrued compensation and related exp. 17.4 12.5 17.6
Deferred revenue 72.4 69.0 61.7
Total current liabilities 111.4 103.3 98.7
Long term debt, net 84.8 84.6 84.5
Taxes payable 6.3 5.9 4.5
Total Liabilities 202.5 193.8 187.7
Net Stockholders' Equity 105.1 21.9 14.5
Total Liabilities and Stockholders' Equity 307.5 $ 215.7 $ 202.2 $

© 2008 i2 Technologies, Inc.
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Summary Statement of Cash Flows
($mils; Amounts are unaudited)
Second Quarter First Half
2008 2007 2008 2007
Net Income 81.5 $    2.3 $       84.9 $    6.6 $
Adjustments to reconcile net income to net
cash provided by operating activities
Adjustments to net income 5.2 4.8 10.3 10.7
Change in net deferred revenue 3.6 1.9 10.6 (1.7)
Net changes in assets & liabilities, excl. def. rev. (78.8) 2.6 (85.4) (10.5)
Net cash provided by operating activities 11.5 11.6 20.4 5.1
Net cash provided by (used in) investing activities 0.2 (3.4) 1.2 (5.0)
Net cash provided by financing activities 0.1 0.3 0.1 1.7
Effect of exchange rates on cash (0.3) (0.3) 0.3 (0.2)
Net change in cash & equivalents 11.5 $    8.3 $       22.1 $    1.6 $
Cash & equivalents at beginning of period 131.6 $  102.7 $   121.0 $  109.4 $
Cash & equivalents at end of period 143.1 $  111.0 $   143.1 $  111.0 $